QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of KPMG LLP, Independent Auditors

The Board of Directors
SERENA Software, Inc.:

        We consent to incorporation by reference in the registration statement (No. 333-62106) on Form S-8 of SERENA Software, Inc. of our reports dated February 22, 2002, with respect to the consolidated balance sheets of SERENA Software, Inc. and subsidiaries as of January 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 2002, and related financial statement schedule which reports appear in the January 31, 2002, annual report on Form 10-K of SERENA Software, Inc.

/s/ KPMG LLP
San Francisco, California April 29, 2002

QuickLinks

  Exhibit 23.1
Consent of KPMG LLP, Independent Auditors